UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Wall Street

Burlington, MA 01803

(Address of principal executive offices; Zip Code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3 and November 5, 2017, ArQule Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”) for the sale by the Company (the “Offering”) of 8,370 shares of Convertible Preferred Stock, Series A, $.01 per share (the “Shares”), and warrants (the “Warrants”) to purchase up to 2,260 Shares (the “Warrant Shares”). The Company sold the Shares and the Warrants together at a price per unit of $1,135. Subject to certain ownership limitations, the Warrants are immediately exercisable upon issuance at an exercise price of $1,750 per Warrant Share, subject to customary anti-dilution adjustments, and expire approximately four years from the filing of an amendment to the Company’s restated certificate of incorporation as described below.

Beginning July 1, 2018, each Share will be entitled to receive a dividend, payable in additional Shares, equal to 10 percent per annum of each Share’s stated value per share. The preferred dividends will be payable quarterly in arrears. Dividends do not accrue or cumulate. Following conversion of the Shares as discussed below, the Shares will cease to exist and no longer be entitled to a preferred dividend.

By no later than May 31, 2018, the Company has agreed to seek stockholder approval of an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock, $.01 per share (the “Common Stock”). Upon the effectiveness of that amendment, each Share automatically will convert into 1,000 shares of Common Stock and each Warrant covering a Share will be exercisable for 1,000 shares of Common Stock at an exercise price of $1.75 per share.

Prior to conversion, the Shares will vote together as a single class with the shares of Common Stock on each matter submitted to a vote of the stockholders. Each Share is entitled to 1,000 votes.

The Purchase Agreements and Warrants each include additional customary representations, warranties and covenants. The Company also agreed to file a resale registration within 30 days following the effectiveness of the amendment to the Company’s restated certificate of incorporation covering the shares of Common Stock that will be issued upon conversion of the Shares and upon exercise of the Warrants.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement and the Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

On November 7, 2017, the Company received gross proceeds from the Offering of approximately $9.5 million. The Company estimates the net proceeds from this Offering will be approximately $9.3 million. The Company intends to use the net proceeds from this offering to advance clinical trials related to its proprietary pipeline and for general corporate purposes, including working capital.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 related to the Offering is incorporated by reference into this Item 3.02. The Shares, the Warrants and the Warrant Shares are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transactions not involving a public offering.

Item 3.03.	Material Modifications to Rights of Security Holders

On November 7, 2017, in connection with the closing of the Offering, the Company filed a Certificate of Designations for the Shares with the Delaware Secretary of State. A summary of the material terms of the Certificate of Designations is set forth in Item 1.01 above and incorporated by reference herein.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of November 7, 2017, the Board of Directors (the “Board”) increased the number of directors by one and appointed Ran Nussbaum as a director, with a term expiring at the annual meeting of stockholders to be held in 2018. The Board has concluded that Mr. Nussbaum is “independent” as defined by Nasdaq listing standards. Mr. Nussbaum has not yet been appointed to any Board committees. He is eligible to receive the compensation paid to the Company’s non-employee directors as determined by the Board.

Under the terms of the Purchase Agreements Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively, “Pontifax”) has the right to nominate a director to the Board for so long as Pontifax remains the beneficial owner of 50 percent of the Shares originally sold to Pontifax in the Offering, or 50 percent of the Common Stock following conversion.

Mr. Nussbaum is the managing partner of each of the Pontifax entities identified above.

Item 8.01	Other Events

On November 8, 2017, the Company issued a press release announcing the Offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Title

3.1	Certificate of Designations dated November 7, 2017 for the Convertible Series A Preferred Stock as filed with the Secretary of State of the State of Delaware

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press release dated November 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

Date:   November 8, 2017

EXHIBIT INDEX

Exhibit
No.	Title

3.1	Certificate of Designations dated November 7, 2017 for the Convertible Series A Preferred Stock as filed with the Secretary of State of the State of Delaware

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press release dated November 8, 2017